Exhibit 99.1

LAZYDAYS HOLDINGS, INC. ANNOUNCES LEADERSHIP TRANSITION

Ronald Fleming Appointed Interim CEO and Director

John North Stepping Down as CEO and Director

TAMPA, Fla., September 16, 2024 — Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: GORV) today announced that Ronald Fleming assumed the role of Interim CEO and joined the Board of Directors (the “Board”) on September 14, 2024. John North stepped down as CEO and member of the Board on September 13, 2024.

Robert DeVincenzi, Chairman of the Board said, “On behalf of the Board of Directors, I thank John for his contributions to the Company during his service as CEO. We wish him all the best in the future.”

Mr. DeVincenzi continued, “We’re thrilled Ron is rejoining the organization to lead Lazydays out of the current downturn and return the Company to growth. Ron has over four decades of operational experience in the RV industry, including as an owner-operator of a successful dealership group, and as a senior executive at Lazydays responsible for overseeing dealership operations. Ron appreciates the critical role of developing and supporting talent throughout the organization, and he’s eager to work with other members of the leadership team to develop and support our employees. The Board looks forward to partnering with Ron as he works to improve performance and capitalize on our expanded national footprint.”

Mr. Fleming said, “I am honored to return to Lazydays in the role of Interim CEO. As a prior 11-year executive at the Company, and a previous owner-operator of a dealership group, I have navigated many RV industry cycles. I’ve always considered Lazydays the Yankees of the RV industry – a team with a storied history and iconic brand – and I’m excited to work with my colleagues to build on the tradition of delivering an unparalleled customer experience. Lazydays has strong, multi-decade partnerships with our OEMs, industry-leading dealerships and a talented roster of employees, and I look forward to building on this foundation with a focus on creating value for all stakeholders.”

Mr. Fleming has been a leader in the RV industry for more than 40 years. Mr. Fleming served the Company most recently as Senior Vice President of Operations, overseeing operations at Lazydays until August 2023. Mr. Fleming joined Lazydays in 2013 and served as General Manager of the Company’s flagship Tampa dealership until his promotion to Vice President and National General Manager overseeing all Lazydays locations. Mr. Fleming was a key member of the senior leadership team that successfully led the Company through a transaction to become a public company in 2018, and the acquisition and growth of over 20 locations. Prior to joining Lazydays, Mr. Fleming owned and operated Travel Country RV Center for 15 years until the successful sale of the business in 2012.

In connection with Mr. Fleming’s new roles with the Company, he will receive a stock option to purchase 1,500,000 shares of the Company’s Common Stock at a purchase price per share of $2.00, subject to vesting conditions. The stock option will be issued outside of the Company’s 2018 Long Term Incentive Plan and is intended to qualify as an inducement grant under NASDAQ Listing Rule 5635(c)(4).

ABOUT LAZYDAYS RV

Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding our new Interim Chief Executive Officer and our ability to navigate the current and future macroeconomic environments.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements, in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.